UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

March 28, 2014

Action Requested: Important Information for 3M Employee Stockholders

As a 3M employee and stockholder, you contribute to 3M’s business growth and financial strength, you share in the risk and rewards, and you benefit from our Company’s success. We encourage you to both understand and vote on the proposals being considered at this year’s Annual Meeting.

In this email you’ll find the materials you need: Notice of the Annual Meeting and Proxy Statement, the 2013 Annual Report and helpful instructions. Your vote is very important; please enter it as soon as possible.

You are also cordially invited to attend 3M’s Annual Meeting of Stockholders at 10:00 a.m., CDT, on Tuesday, May 13, 2014 at the Austin Convention Center, 500 E. Cesar Chavez Street, Austin, Texas.  Austin is home to our Electronics & Energy Business Group and we are excited about having our Annual Meeting in Austin for the first time.  If you plan to attend the meeting in person, you will need to RSVP and print your admission ticket at https://www.proxyvote.com as further described below.

If you are unable to attend the meeting, you can listen to the live webcast of the business portion of the meeting by visiting http://investor.3M.com.

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NAME
3M COMPANY – COMMON	[ ]

CONTROL NUMBER: [                  ]

You can view the shareholder material, enter your voting instructions, and, if you plan to attend the meeting in person, register and print your admission ticket at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/[                  ]

To access ProxyVote.com, you will need your four digit PIN:

— If you are an employee of 3M COMPANY, your PIN is the last four digits of your Social Security number.

— If you are an employee of 3M COMPANY and do not have a Social
Security number or Taxpayer ID, your PIN will be the last four digits of your 3M COMPANY employee ID number.

— If you have forgotten your PIN number, please follow the
instructions on https://www.proxyvote.com

Internet voting is accepted up to 10:59 p.m. Central Daylight Time on May 12, 2014 (or up to 10:59 p.m. CDT on May 8, 2014 for participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan).

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:

http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentation can also be found at the following Internet site(s):

3M PROXY STATEMENT
HTTP://materials.proxyvote.com/[     ]

3M ANNUAL REPORT
HTTP://materials.proxyvote.com/[      ]

If you would like to cancel your electronic delivery enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

There is no charge for this service, however costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder.

You may also receive by mail in a few days an “Important Notice Regarding the Availability of Proxy Materials for the 3M Company Stockholder Meeting”, which is another way to inform you that the proxy materials are available on the Internet. If you follow the instructions in this e-mail to review the proxy materials and enter your vote on the Internet, you do not have to do anything with the Notice received by mail.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and subject line of this message for identification purposes.)

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